EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery
to
Tender Shares of Common Stock
of
 MFS GOVERNMENT MARKETS INCOME TRUST
 to
 BULLDOG INVESTORS GENERAL PARTNERSHIP

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 9, 2007, UNLESS THE OFFER IS EXTENDED.

(Not to be used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of common stock, no par value per share (the “Shares”), of MFS Government Markets Income Trust (“MGF”), are not immediately available, (ii) if share certificates and all other required documents cannot be delivered to Bulldog Investors General Partnership (“BIGP”) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach BIGP on or prior to the Expiration Date (as defined in the Offer to Purchase, dated September 11, 2007 (the “Offer to Purchase”)). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to BIGP. See Section 3 of the Offer to Purchase.

The Purchaser For The Offer Is:

BULLDOG INVESTORS GENERAL PARTNERSHIP

By Mail, Overnight Courier or Hand: Bulldog Investors General Partnership Park 80 West, Plaza Two, Suite 750 Saddle Brook, NJ 07663	By Facsimile Transmission: (For Eligible Institutions Only) (201) 556-0097	To Confirm Facsimile Only: (201) 556-0092

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO BIGP.

         THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Bulldog Investors General Partnership (“BIGP”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 11, 2007 and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares:

Certificate Nos. (if available):

Check box if Shares will be tendered by book-entry transfer: ☐
Account Number:

Dated:	, 200___

Name(s) of Record Holder(s):

(Please Print)
Address(es):

(Zip Code)
Area Code and Tel. No.:

Signature(s):

2

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to BIGP of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantees to BIGP and must deliver the Letter of Transmittal and certificates for Shares to BIGP within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
Zip Code
Area Code and Tel. No.:

Authorized Signature
Name:

Please Print

Title:
Dated:	, 200

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.